Exhibit 10.1

SECOND AMENDMENT TO

AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

AND CONSENT

Dated as of October 23, 2014

among

THE PROVIDENCE SERVICE CORPORATION,

as the Borrower,

CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER,

as the Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

SUNTRUST BANK

and

ROYAL BANK OF CANADA,

as Co-Syndication Agents

BMO HARRIS BANK, N.A.

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

SUNTRUST ROBINSON HUMPHREY, INC.

and

RBC CAPITAL MARKETS,1

as Joint Lead Arrangers and Joint Bookrunners

[1]	RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT AND CONSENT dated as of October 23, 2014 (this “Agreement”) is entered into among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, the New Lenders (as defined below) and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended by that certain First Amendment dated as of May 28, 2014, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders provide and advance the Term A2 Loans on the Matrix Closing Date; and

WHEREAS, the Borrower has requested that the Lenders provide the consent and amend the Credit Agreement as set forth below (the Credit Agreement, as amended as set forth below, and as further amended and modified from time to time, the “Amended Credit Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent. Notwithstanding anything to the contrary in the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement, the Required Lenders hereby consent to the Acquisition by a Subsidiary of the Borrower of 100% of the outstanding Equity Interests of CCHN Group Holdings, Inc., a Delaware corporation, pursuant to the Matrix Acquisition Agreement (defined below). The above consent shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of the Credit Agreement or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future. The consent is limited solely to the specific consent identified above and nothing contained in this Agreement shall be deemed to constitute a future waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Document or under applicable law.

2. Amendments. (A) The following amendments to the Credit Agreement shall become effective on the Second Amendment Effective Date (as defined below):

(a) Section 1.01.

(i) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Matrix” means CCHN Group Holdings, Inc., a Delaware corporation.

“Matrix Acquisition” means the Acquisition by a Subsidiary of the Borrower of 100% of the outstanding Equity Interests of Matrix pursuant to the Matrix Acquisition Agreement.

“Matrix Acquisition Agreement” means the Agreement and Plan of Merger dated as of September 17, 2014 by and among Matrix, the Borrower, Matrix Acquisition Co and the Holders’ Representatives named therein.

“RBCCM” means RBC Capital Markets, in its capacity as joint lead arranger and book manager.

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement and Consent, dated as of October 23, 2014, by and among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning given to such term in the Second Amendment.

(ii) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Eurocurrency Base Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan:

(i) in the case of a Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) in the case of a Eurocurrency Rate Loan denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.08; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent. Notwithstanding the foregoing, for purposes of this Agreement, the Eurocurrency Base Rate shall in no event be less than zero percent (0%) at any time.

(b) Section 8.02. Section 8.02(g) of the Credit Agreement is hereby amended to read as follows:

(g) Permitted Acquisitions and the Matrix Acquisition;

(B) The following amendments to the Credit Agreement shall become effective on the Matrix Closing Date (as defined below):

(a) Section 1.01.

(i) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of another Person or at least a majority of the Voting Stock of another Person or a business line or unit or a division of, or a product or a product candidate, of a Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Applicable Rate” means with respect to Revolving Loans, the Term Loan, Swing Line Loans, Letters of Credit Fees and the Commitment Fee, the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

Pricing Tier	Consolidated Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Rate Loans	Base Rate Loans
1	≥ 3.50:1.0	0.500%	3.25%	3.25%	2.25%
2	< 3.50:1.0 but ≥ 2.75:1.0	0.500%	3.00%	3.00%	2.00%
3	< 2.75:1.0 but ≥ 2.00:1.0	0.375%	2.75%	2.75%	1.75%
4	< 2.00:1.0 but ≥ 1.50:1.0	0.300%	2.50%	2.50%	1.50%
5	< 1.50:1.0	0.250%	2.25%	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 7.02(a), then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Net Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Matrix Closing Date to the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) for the first full fiscal quarter ending after the Matrix Closing Date shall be determined based upon Pricing Tier 2. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Borrowing” means each of the following, as the context may require: (a) a borrowing of Swing Line Loans pursuant to Section 2.04(a), (b) a borrowing consisting of simultaneous Revolving A Loans of the same Type, in Dollars and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a)(i), (c) a borrowing consisting of simultaneous Revolving B Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a)(ii), (d) a borrowing consisting of a simultaneous portion of the Term A1 Loan of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(b) and (e) a borrowing consisting of a simultaneous portion of the Term A2 Loan of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(c).

“Consolidated Adjusted EBITDA” means, at any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the period of the four fiscal quarters most recently ended:

(i) increased (without duplication) by the following to the extent deducted in calculating such Consolidated Net Income for such period: (a) Consolidated Interest Charges for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (c) depreciation and amortization expense for such period, (d) all charges, fees, costs and expenses (including legal fees) incurred during such period in connection with (I) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and (II) future Permitted Refinancing Indebtedness or any proposed or actual issuance or incurrence of any other Indebtedness permitted by Section 8.03 (including for settlement of the Convertible Notes or other Convertible Indebtedness), (e) fees, costs, charges and expenses (including legal fees) incurred during such period in connection with any issuance of Equity Interests or any proposed or actual Permitted Acquisitions, Investments permitted by Section 8.02, Dispositions permitted by Section 8.04 or Section 8.05 or Involuntary Dispositions, (f) restructuring or reorganization charges, severance costs and losses recognized from the discontinuance of operations for such period; provided that that aggregate amount added back to Consolidated Net Income pursuant to this clause (f) for any four fiscal quarter period shall not exceed $10,000,000 in the aggregate, (g) losses and expenses incurred during such period in connection with claims for which the Borrower reasonably expects to be reimbursed, (h) payments in settlements less collections, losses, fees, costs, charges and expenses (including legal expenses) incurred in connection with any disputes with dissident shareholders (including in connection with any Section 220 demands, proxy fights or consent solicitations), contract disputes, legal settlements, litigation or arbitration for such period; provided that that aggregate amount added back to Consolidated Net Income pursuant to this clause (h) for any four fiscal quarter period shall not exceed $6,000,000 in the aggregate, (i) earnings impact, both positive and negative of subsequent measurement of acquisition contingencies arising from fair value accounting of such contingencies for such period, (j) any non-cash stock based compensation expenses incurred during such period, (k) debt negotiation costs and subsequent audit and legal expenses if required by holders of any Indebtedness permitted hereunder for such period, (l) restructuring, integration or similar charges incurred outside the ordinary course of business in connection with any Permitted Acquisition involving consideration in excess of $20,000,000 individually in an aggregate amount of up to 10% of the total consideration paid by the Borrower and the Subsidiaries, (m) all payments made under any Permitted Bond Hedge Transaction to the extent permitted pursuant to this Agreement and (n) all other non-cash charges (including non-cash impairment charges), expenses (including non-cash option expenses) and other items reducing such Consolidated Net Income (but excluding those expenses, charges and losses related to accounts receivable) which do not represent a cash item in such period or any future period; and

(ii) decreased (without duplication) by the following (in each case to the extent included in calculating Consolidated Net Income for such period): (a) litigation awards for such period, (b) all non-cash items increasing Consolidated Net Income, all as determined in accordance with GAAP and (c) all payments received under any Permitted Bond Hedge Transaction to the extent permitted pursuant to this Agreement.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Scheduled Funded Debt Payments for such period plus (ii) Consolidated Interest Charges paid in cash for such period plus (iii) cash dividends paid pursuant to Section 8.06(k) during such period.

“Consolidated Net Income” means, at any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period, as determined in accordance with GAAP; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period and (b) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary as a dividend or other distribution.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated Funded Indebtedness as of such date, minus (ii) unrestricted cash and Cash Equivalents of the Loan Parties in excess of $25,000,000 on the consolidated balance sheet of the Borrower and its Subsidiaries as of such date in an amount not exceeding $35,000,000 to (b) Consolidated Adjusted EBITDA for the period of the four fiscal quarters most recently ended.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary but excluding any issuance by any Loan Party or any such Subsidiary of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes (other than any issuance of Indebtedness permitted pursuant to Section 8.03) or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory or property in the ordinary course of business and the discount or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof; (b) the sale, lease, license, transfer or other disposition of property (whether tangible or intangible), whether now owned or hereafter acquired, that is surplus, obsolete, worn out or no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02; (d) any Involuntary Disposition; (e) transactions otherwise permitted by Section 8.04; (f) licenses or sublicenses of IP Rights in the ordinary course of business or that are customarily entered into by companies in the same or similar lines of business; (g) any Investments permitted by Section 8.02; (h) leases and subleases entered into in the ordinary course of business; (i) the use or sale of cash or Cash Equivalents; (j) the granting of any Liens permitted under Section 8.01 to the extent constituting a Disposition, (k) the sale, lease, license, transfer or other disposition of property resulting in Net Cash Proceeds of less than $500,000 for any such sale, lease, license, transfer or other disposition, (l) the making of any Restricted Payment permitted under Section 8.06 to the extent constituting a Disposition, (m) Dispositions to the extent that such property is exchanged or traded in for assets (including a combination of assets and Cash Equivalents) used in the business of the Borrower or its Subsidiaries of comparable or greater market value as a whole and (n) any surrender, termination, expiration or waiver of contracts or contract rights, or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business. “Disposes” has the meaning correlative thereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person with respect to shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that “Equity Interests” shall not include Convertible Indebtedness.

“Excluded Subsidiaries” means (a) those Subsidiaries of the Borrower listed on Schedule 1.01(a), (b) any Subsidiary that is not a Wholly Owned Subsidiary, (c) any Subsidiary that is prohibited by applicable Law from guarantying the Obligations, (d) any Captive Insurance Subsidiary, (e) any Foreign Subsidiary and (f) any Immaterial Subsidiary.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations, any Subordinated Indebtedness and any Convertible Indebtedness) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Borrower or any Subsidiary (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under letters of credit (including standby and commercial letters of credit, but excluding cash collateralized letters of credit), bankers’ acceptances, bank guaranties, surety bonds (other than surety bonds issued for the account of any Loan Party or its Subsidiaries in the ordinary course of business and for the benefit of governmental agencies or any other Persons party to the contracts with any Loan Party or its Subsidiaries) and similar instruments (other than letters of credit issued to support the contractual obligations of the Captive Insurance Subsidiaries, so long as such letters of credit are fully secured by cash of such Captive Insurance Subsidiaries);

(e) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and any Earn Out Obligations;

(f) the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g) all cash obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person at any time prior to the Maturity Date, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Funded Indebtedness of others secured by any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the fair market value of such property and (ii) the amount of the indebtedness secured;

(i) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) to the extent such Funded Indebtedness is expressly made recourse to such Person, all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer.

For purposes hereof, (i) the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder and (ii) only the principal amount of Convertible Indebtedness shall be considered Funded Indebtedness.

Notwithstanding the foregoing, the Investor Note shall not be considered Funded Indebtedness for purposes of calculating the Consolidated Leverage Ratio for the first one hundred twenty (120) days following the Matrix Closing Date, subject to extension for up to an additional one hundred eighty (180) days to the extent the Rights Offering Outside Date (as defined in the Investor Note) is extended pursuant to the terms and provisions of the Investor Note.

“Immaterial Subsidiary” means any Subsidiary of the Borrower, designated in writing to the Administrative Agent by the Borrower as an “Immaterial Subsidiary,” that, (a) individually, as of the relevant date of determination, has (i) total assets as of such date of less than 2.5% of Consolidated Total Assets as of such date and (ii) total revenues for the four fiscal quarter period most recently ended prior to such date of less than 2.5% of the consolidated total revenues of the Borrower and its Subsidiaries for such period and (b) collectively with all other Immaterial Subsidiaries as of the relevant date of determination, has (i) total assets as of such date of less than 5.0% of Consolidated Total Assets as of such date and (ii) total revenues for the four-fiscal-quarter period most recently ended prior to such date of less than 5.0% of the consolidated total revenues of the Borrower and its Subsidiaries for such period. It is understood and agreed that the Borrower may, from time to time, redesignate any Immaterial Subsidiary as a non-Immaterial Subsidiary to the extent that the requirements set forth in Section 7.12 are satisfied with respect to such Subsidiary at or prior to the date of such redesignation.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

Notwithstanding the foregoing, Permitted Warrant Transactions shall not constitute Indebtedness.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Available Aggregate Revolving A Commitments and (b) $40,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving A Commitments and does not include fully drawn and funded Letters of Credit; provided such funded Letters of Credit have been reimbursed in accordance with the terms hereof.

“Loan Notice” means a notice of (a) a Borrowing of Revolving A Loans, (b) a Borrowing of Revolving B Loans, (c) a Borrowing of the Term Loans, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurocurrency Rate Loans, in each case delivered pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Net Cash Proceeds” means the cash proceeds or Cash Equivalents actually received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs incurred by any Loan Party in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) the amount of all required payments owing in respect of any Indebtedness that is secured by the asset subject to such Disposition or Involuntary Disposition or that is otherwise subject to mandatory prepayment as a result of such event (other than Indebtedness under the Loan Documents), (d) the amount of any reasonable reserve established in accordance with GAAP against any obligation to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) or any other liabilities (other than any taxes deducted pursuant to clause (b) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any Guarantor, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be receipt of Net Cash Proceeds of such Disposition occurring on the date of such reduction); it being understood that “Net Cash Proceeds” (x) shall include, without limitation, any cash or Cash Equivalents actually received upon the sale or other disposition of any non-cash consideration received, but only as and when so received, by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition and (y) shall not include any proceeds received in connection with any Permitted Warrant Transaction.

“Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower and any Subsidiary that is a Loan Party or will become a Loan Party in accordance with Section 7.12 following the consummation of such Acquisition, provided that (i) no Default shall have occurred and be continuing or would result from such Acquisition, (ii) a substantial portion of the property acquired (or a substantial portion of the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (v) upon giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 as of the most recent fiscal quarter for which the Borrower was required to deliver financial statements pursuant to Section 7.01(a) or (b) and, if such Acquisition is in an amount greater than $20,000,000, the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate so demonstrating such compliance on a Pro Forma Basis; provided, that, for purposes of this clause (v), if the Consolidated Net Leverage Ratio is greater than 3.00 to 1.0 on a Pro Forma Basis at such time, such compliance on a Pro Forma Basis shall be determined as if the maximum Consolidated Secured Net Leverage Ratio and the Consolidated Net Leverage Ratio permitted was 0.25 to 1.0 less than the applicable maximum ratio then permitted by Section 8.11, (vi) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, and (viii) immediately after giving effect to such Acquisition, there shall be availability under the Aggregate Revolving Commitments plus unrestricted cash of the Loan Parties of at least $25,000,000.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the applicable Loan Party, or any other officer of such Loan Party designated by any such Person in writing to the Administrative Agent from time to time, acting singly, and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, Permitted Bond Hedge Transactions and Permitted Warrant Transactions shall not constitute Swap Contracts.

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Term Loan” means the Term A1 Loan and/or the Term A2 Loan, as applicable, as the context may require.

“Term Loan Commitment” means the Term A1 Loan Commitment and/or the Term A2 Commitment, as applicable, as the context may require.

“Threshold Amount” means $20,000,000.

(ii) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Consolidated Excess Cash Flow” means, for any fiscal year of the Borrower, an amount equal to the sum of (a) Consolidated Adjusted EBITDA for such period minus (b) to the extent the following increase Consolidated Adjusted EBITDA during such period (i) the unfinanced portion of Consolidated Capital Expenditures for such period, (ii)

Consolidated Interest Charges actually paid in cash by the Borrower and its Subsidiaries during such period, (iii) Consolidated Cash Taxes such period, (iv) Consolidated Scheduled Funded Debt Payments for such period, (v) all cash charges, fees, costs and expenses (including legal fees) paid during such period in connection with (A) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and (B) future Permitted Refinancing Indebtedness or any proposed or actual issuance or incurrence of any other Indebtedness permitted by Section 8.03 (including for settlement of the Convertible Notes or other Convertible Indebtedness), (vi) cash fees, costs, charges and expenses (including legal fees) paid during such period in connection with any issuance of Equity Interests or any proposed or actual Permitted Acquisitions, Investments permitted by Section 8.02, Dispositions permitted by Section 8.04 or Section 8.05 or Involuntary Dispositions, (vii) cash restructuring or reorganization charges, severance costs and losses recognized from the discontinuance of operations for such period in an aggregate amount not to exceed $10,000,000 in any four fiscal quarter period, (viii) losses and expenses incurred during such period in connection with claims for which the Borrower reasonably expects to be reimbursed to the extent paid in cash, (ix) cash payments in settlements less collections, losses, fees, costs, charges and expenses (including legal expenses) incurred in connection with any disputes with dissident shareholders (including in connection with any Section 220 demands, proxy fights or consent solicitations), contract disputes, legal settlements, litigation or arbitration for such period in an aggregate amount not to exceed $6,000,000 in any four fiscal quarter period, (x) earnings impact, both positive and negative, of subsequent measurement of acquisition contingencies arising from fair value accounting of such contingencies for such period to the extent paid in cash, (xi) cash debt negotiation costs and subsequent audit and legal expenses if required by holders of any Indebtedness permitted hereunder for such period, (xii) cash restructuring, integration or similar charges incurred outside the ordinary course of business in connection with any Permitted Acquisition involving consideration in excess of $20,000,000 individually in an aggregate amount of up to 10% of the total consideration paid by the Borrower and the Subsidiaries and (xiii) all cash payments made under any Permitted Bond Hedge Transaction to the extent permitted pursuant to this Agreement.

“Consolidated Total Assets” means the sum of the total consolidated assets of the Borrower and its Subsidiaries as set forth on the most recent consolidated balance sheet of the Borrower and its Subsidiaries.

“Convertible Indebtedness” means unsecured Indebtedness of the Borrower (including Convertible Indebtedness Notes) permitted to be incurred under the terms of this Agreement that is (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock); provided that any such Indebtedness issued after the date hereof shall not have a maturity date, and shall not be redeemable in any manner whatsoever, at any time prior to the date that is six months after the Maturity Date.

“Convertible Indebtedness Notes” means unsecured notes to be issued by the Borrower pursuant to any Convertible Indebtedness Notes Indenture.

“Convertible Indebtedness Notes Documents” means the Convertible Indebtedness Notes, the Convertible Indebtedness Notes Indenture and all other documents to be executed and delivered in respect of any Convertible Indebtedness Notes and any Convertible Indebtedness Notes Indenture.

“Convertible Indebtedness Notes Indenture” means such indenture governing the Convertible Indebtedness Notes to be entered into by and between the Borrower, as issuer, and a notes trustee.

“Investor” means, collectively, Coliseum Capital Partners, L.P., Coliseum Capital Partners II, L.P., Blackwell Partners, LLC and Coliseum Capital Co-Invest, L.P.

“Investor Note” means that certain unsecured subordinated promissory note dated as of the Matrix Closing Date issued by the Borrower in favor of the Investor, in an aggregate principal amount of $65,500,000 (plus any increase in such principal amount due to the accrual of payment-in-kind interest); provided that such note (i) shall be prepaid with net proceeds of the issuance of common Equity Interest or Preferred Stock of the Borrower or otherwise subordinated to the prior payment and satisfaction of the Obligations in a manner reasonably satisfactory to the Administrative Agent and (ii) shall have terms substantially in the form of Exhibit M attached hereto or otherwise reasonably satisfactory to the Administrative Agent.

“Investor Note Documents” means the Investor Note and all other documents to be executed and delivered in respect of the Investor Note.

“Joint Venture” means any Person of whom at least 1% but not more than 50% of the shares of its Voting Stock is beneficially owned, directly or indirectly, by any of the Borrower and its Subsidiaries and the management of which is controlled by the Borrower and its Subsidiaries.

“Matrix Closing Date” has meaning given to such term in Section 3(B) of the Second Amendment.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit K or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Permitted Bond Hedge Transaction” means any call option or capped call option (or substantively equivalent derivative transaction) on common stock of the Borrower purchased by the Borrower in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on common stock of the Borrower sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction (it being understood, for the avoidance of doubt, that Convertible Indebtedness shall not be a Permitted Warrant Transaction).

“Preferred Stock” means (a) Equity Interests of the Borrower with preferential rights of payment of dividends or upon liquidation, dissolution or winding up; provided that such Preferred Stock shall not be redeemable at any time prior to the date that is six months after the Maturity Date (it being understood that any conversion of Preferred Stock into common Equity Interests shall not constitute a redemption) and the other terms of such Preferred Stock are reasonably satisfactory to the Administrative Agent, and (b) the Series A Preferred and the Series A-1 Preferred Stock. The amount of any Preferred Stock outstanding as of any date will be the liquidation value thereof, excluding accrued or accreted dividends, if any.

“Series A Preferred” means that certain series A preferred Equity Interest of the Borrower, (a) issued in an aggregate offering price not to exceed the aggregate outstanding principal amount of the Investor Note, plus accrued and unpaid interest on the principal amount, plus reasonable fees and expenses incurred in connection with the repayment of the Investor Note, (b) that is not redeemable at any time prior to the date that is six months after the Maturity Date (it being understood that any conversion of the Series A Preferred into common Equity Interests shall not constitute a redemption) and (c) issued on such other terms as described in the Series A Preferred Documents.

“Series A Preferred Documents” means the certificate of designation with terms substantially the same as those set forth in the term sheet attached as Exhibit N hereto or otherwise with terms and provisions reasonably satisfactory to the Administrative Agent, and all other documents to be executed and delivered in respect of such certificate of designation.

“Series A-1 Preferred Stock” has the meaning specified in the Series A Preferred Documents.

“Term A1 Loan” has the meaning specified in Section 2.01(b).

“Term A1 Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term A1 Loan to the Borrower pursuant to Section 2.01(b), in the amount, if any, set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A1 Loan Commitment”. The aggregate principal amount of the Term A1 Loan Commitments of all of the Lenders as in effect on the Closing Date is SIXTY MILLION DOLLARS ($60,000,000).

“Term A1 Note” has the meaning specified in Section 2.11(a).

“Term A2 Loan” has the meaning specified in Section 2.01(c).

“Term A2 Loan Commitment” means, as to each Lender, its obligation to make its portion of the Term A2 Loan to the Borrower pursuant to Section 2.01(c), in the amount, if any, set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term A2 Loan Commitment”. The aggregate principal amount of the Term A2 Loan Commitments of all of the Lenders as in effect on the Matrix Closing Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

“Term A2 Note” has the meaning specified in Section 2.11(a).

(iii) The following definitions are hereby deleted from Section 1.01 of the Credit Agreement: Assignee Group, Extraordinary Receipts and Term Note.

(b) Section 2.01.

(i) Subsection (b) is hereby replaced to read as follows:

(b) Term A1 Loan. Subject to the terms and conditions set forth herein, including Section 2.02(f)(ii), each Lender severally agrees to make its portion of a term loan (the “Term A1 Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term A1 Loan Commitment. Amounts repaid on the Term A1 Loan may not be reborrowed. The Term A1 Loan may consist of Base Rate Loans or Eurocurrency Rate Loans or a combination thereof, as further provided herein.

(ii) The following new subsection (c) is hereby added to Section 2.01 of the Credit Agreement immediately following Section 2.01(b) to read as follows:

(c) Term A2 Loan. Subject to the terms and conditions set forth herein, including Section 2.02(f)(ii), each Lender severally agrees to make its portion of a term loan (the “Term A2 Loan”) to the Borrower in Dollars on the Matrix Closing Date in an amount not to exceed such Lender’s Term A2 Loan Commitment. Amounts repaid on the Term A2 Loan may not be reborrowed. The Term A2 Loan may consist of Base Rate Loans or Eurocurrency Rate Loans or a combination thereof, as further provided herein.

(c) Section 2.02.

(i) Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:

(a) Each Borrowing of Revolving Loans, each Borrowing of Term Loans, each conversion of Revolving Loans or Term Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent (provided that a notice of Borrowing with respect to funding of a Permitted Acquisition may state that such notice is conditioned upon the completion of such Permitted Acquisition, in which case, subject to Section 3.05, such notice of Borrowing may be revoked by the Borrower if the Permitted Acquisition is not consummated at the time specified), which may be given by (A) telephone or (B) a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (Noon) (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, with respect to a Borrowing of Revolving Loans, the remaining available amount of the Available Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments, as applicable). Each Borrowing of, conversion to or continuation of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, with respect to a Borrowing of Revolving Loans, the remaining available amount of the Available Aggregate Revolving A Commitments or the Aggregate Revolving B Commitments, as applicable). Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing of Revolving A Loans, a Borrowing of Revolving B Loans, a Borrowing of Term Loans, a conversion of Revolving A Loans, Revolving B Loans or Term Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which the existing Term Loans or Revolving Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) if applicable, the currency of the Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of a Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans or continuation of Eurocurrency Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Other than as specified in Sections 3.02 and 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(ii) The first paragraph of Section 2.02(f)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) Increase in Term A1 Loan/Term A2 Loan Commitments. The Borrower may, at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent increase the Term A1 Loan and/or the Term A2 Loan with additional Term A1 Loan Commitments and/or Term A2 Loan Commitments from any existing Lender or any other Person selected by the Borrower and reasonably acceptable to the Administrative Agent; provided that:

(d) Section 2.04. Section 2.04(b) of the Credit Agreement is hereby amended to read as follows:

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) a Swing Line Loan Notice; provided, that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the

Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or, if less, the remaining available amount of the Available Aggregate Revolving A Commitments), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(e) Section 2.05.

(i) Section 2.05(a)(i) of the Credit Agreement is hereby amended to read as follows:

(i) Revolving Loans and Term Loan. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans and/or the Term Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans and whether the Loans to be prepaid are the Revolving A Loans, Revolving B Loans and/or the Term Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that, subject to Section 3.05, a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Each such voluntary prepayment of the Term Loans shall be applied (x) to the Term A1 Loan and the Term A2 Loan on a pro rata basis and (y) to the remaining principal amortization payments of the Term A1 Loan and the Term A2 Loan in direct order of maturity, in each case, unless otherwise directed by Borrower, until the Term A1 Loan and the Term A2 Loan have been paid in full.

(ii) Section 2.05(a)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender pursuant to delivery to the Swing Line Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness, in which case such notice of prepayment may be revoked by the Borrower if such condition is not satisfied.

(iii) Section 2.05(b)(ii) of the Credit Agreement is hereby amended to read as follows:

(ii) Dispositions and Involuntary Dispositions. If the Borrower or any Guarantor Disposes of any property (excluding Equity Interests of the Borrower) or any Involuntary Disposition of any property of any Loan Party occurs and the sum of (x) the amount of the Net Cash Proceeds of all such Dispositions plus (y) the amount of the Net Cash Proceeds for all Involuntary Dispositions realized exceeds $15,000,000 in the aggregate in any fiscal year, the Borrower shall prepay, on or prior to the date that is five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds, the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, however, that, at the election of the Borrower, and so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or such Guarantor may use all or any portion of such Net Cash Proceeds as Investments in (x) any assets that shall be used in the business of the Borrower and its Subsidiaries or (y) Equity Interests of any Person that, upon the acquisition thereof, would become a Subsidiary of the Borrower (to the extent such acquisition is otherwise permitted pursuant to Section 8.02), in each case, so long as (A) the Borrower or such Guarantor shall have reinvested or entered into an agreement to reinvest such assets or acquire Equity Interests with such Net Cash Proceeds within 365 days after the receipt of such Net Cash Proceeds and (B) such purchase shall have been consummated within 450 days after the receipt of such Net Cash Proceeds; provided, further, however, that any Net Cash Proceeds not so applied within such 365 or 450 day period, as applicable, shall be promptly applied to the prepayment of the Loans as set forth in clause (v) below.

(iv) Section 2.05(b) of the Credit Agreement is hereby amended to renumber Section 2.05(b)(iv) as Section 2.05(b)(v) and amend subclause (B) thereof to read as follows:

(B) with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii) and (iv), first to the Term A1 Loan and Term A2 Loan (on a pro rata basis ratably to the remaining principal amortization payments of the Term A1 Loan and the Term A2 Loan), then (after the Term A1 Loan and the Term A2 Loan have been paid in full) pro rata to the Revolving Loans and Swing Line Loans and then (after all Revolving Loans and Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations (without a corresponding permanent reduction in the Aggregate Revolving Commitments);

(v) Section 2.05(b) of the Credit Agreement is hereby amended to add a new subsection (iv) to Section 2.05(b) immediately following Section 2.05(b)(iii) read as follows:

(iv) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any fiscal year (commencing with the fiscal year 2015), within ten (10) Business Days after financial statements have been delivered, or were required to be delivered, pursuant to Section 7.01(a) and the related Compliance Certificate has been delivered, or was required to be delivered, pursuant to Section 7.02(a), the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereafter provided in an aggregate amount equal to (A) if the Consolidated Net Leverage Ratio is equal to or greater than 3.0 to 1.0, 50% of Consolidated Excess Cash Flow for the fiscal year covered by such financial statements, (B) if the Consolidated Net Leverage Ratio is less than 3.0 to 1.0 but greater than 2.5 to 1.0, 25% of Consolidated Excess Cash Flow for the fiscal year covered by such financial statements or (c) if the Consolidated Net Leverage Ratio is less than 2.5 to 1.0, 0% of Consolidated Excess Cash Flow for the fiscal year covered by such financial statements, in each case, the Consolidated Net Leverage Ratio as determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 7.02(a) for such fiscal year.

(f) Section 2.07.

(i) Subsection (c) is hereby replaced to read as follows:

(c) Term A1 Loan. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A1 Loan Lenders holding a portion of the Term A1 Loan (i) on the dates set forth below, an aggregate principal amount equal to the percentage set forth below opposite such month of the aggregate gross principal amount of the Term A1 Loan (as such installments may hereafter be adjusted as a result of the application of prepayments made pursuant to Section 2.05) and (ii) on the Maturity Date, the aggregate gross principal amount of the Term A1 Loan outstanding on such date, unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment (% of Term A1 Loan outstanding on the Closing Date plus the initial amount of any Term A1 Loans funded pursuant to Section 2.02(f)(ii))
December 31, 2014	1.875%
March 31, 2015	1.875%
June 30, 2015	1.875%
September 30, 2015	1.875%
December 31, 2015	2.50%
March 31, 2016	2.50%
June 30, 2016	2.50%
September 30, 2016	2.50%
December 31, 2016	3.125%
March 31, 2017	3.125%
June 30, 2017	3.125%
September 30, 2017	3.125%
December 31, 2017	3.75%
March 31, 2018	3.75%
June 30, 2018	3.75%

(ii) The following new subsection (d) is hereby added to Section 2.07 of the Credit Agreement immediately following Section 2.07(c) to read as follows:

(d) Term A2 Loan. The Borrower shall repay to the Administrative Agent, for the ratable account of the Term A2 Loan Lenders holding a portion of the Term A2 Loan, the Term A2 Loan outstanding on the Matrix Closing Date (plus the initial amount of any Term A2 Loans funded pursuant to Section 2.02(f)(ii)) on the earlier of (i) the last day of each fiscal quarter, commencing with the first full quarter ending after the Matrix Closing Date, in an aggregate principal amount equal to (A) for each of the first four quarters ending after the Matrix Closing Date, 1.875% of the Term A2 Loan outstanding on the Matrix Closing Date (plus the initial amount of any Term A2 Loans funded pursuant to Section 2.02(f)(ii)), (B) for each of the second four quarters ending after the Matrix Closing Date, 2.50% of the Term A2 Loan outstanding on the Matrix Closing Date (plus the initial amount of any Term A2 Loans funded pursuant to Section 2.02(f)(ii)), (C) for each of the third four quarters ending after the Matrix Closing Date, 3.125% of the Term A2 Loan outstanding on the Matrix Closing Date (plus the initial amount of any Term A2 Loans funded pursuant to Section 2.02(f)(ii)) and (D) for each of the subsequent fiscal quarters thereafter until the Maturity Date, 3.75% of the Term A2 Loan outstanding on the Matrix Closing Date (plus the initial amount of any Term A2 Loans funded pursuant to Section 2.02(f)(ii)), in each case, as such installments may hereafter be adjusted as a result of the application of prepayments made pursuant to Section 2.05 and (ii) the Maturity Date. On the Maturity Date, the aggregate gross principal amount of the Term A2 Loan outstanding on such date shall be due and payable, unless accelerated sooner pursuant to Section 9.02.

(g) Section 2.08. Section 2.08(b)(iii) of the Credit Agreement is hereby amended to read as follows:

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that, while any Event of Default pursuant to Sections 9.01(f) or 9.01(g) exists, such obligation to pay interest at the Default Rate shall begin automatically from the occurrence of such default.

(h) Section 2.11. Section 2.11(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Credit Extensions made by each Lender and amounts of principal and interest payable or paid to such Lender from time to time hereunder shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in accordance with its respective usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving A Loans, be in the form of Exhibit C-1 (a “Revolving A Note”), (ii) in the case of Revolving B Loans, be in the form of Exhibit C-2 (a “Revolving B Note”), (iii) in the case of Swing Line Loans, be in the form of Exhibit D (a “Swing Line Note”), (iv) in the case of the Term A1 Loan, be in the form of Exhibit E (a “Term A1 Note”) and (v) in the case of the Term A2 Loan, be in the form of Exhibit L (a “Term A2 Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(i) Section 5.02. Section 5.02 of the Credit Agreement is hereby amended to add a sentence to the end of the last paragraph thereof to read as follows:

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the obligation of each Lender to honor a Request for Credit Extension for the Term A2 Loans or for up to $32,000,000 of Revolving Loans for purposes of consummating the Matrix Acquisition, in each case, shall be subject only to the conditions precedent set forth in Section 3(B) of the Second Amendment and no other conditions precedent.

(j) Section 6.28. Section 6.28 of the Credit Agreement is hereby amended to add a sentence at the end thereof to read as follows:

The Loan Parties and their Subsidiaries have conducted their business in compliance with applicable anti-corruption laws in all material respects and have instituted and maintained policies and procedures designed to maintain compliance with such laws.

(k) Section 7.02. Section 7.02(a) of the Credit Agreement is hereby amended to read as follows:

(a) within ninety (90) days after the end of each fiscal year of the Borrower and within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, which certificate shall include information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances and Acquisitions that occurred during the fiscal quarter ending as of the end of such fiscal period;

(l) Section 7.11. Section 7.11 of the Credit Agreement is hereby amended to read as follows:

7.11 Use of Proceeds.

Use the proceeds of the Credit Extensions (a) to finance a portion of the consideration payable in connection with the Matrix Acquisition (it being understood that no more than $32,000,000 of Revolving Loans may be used to finance the Matrix Acquisition), to repay certain existing indebtedness of Matrix and its subsidiaries and to pay fees and expenses in connection with the Matrix Acquisition and the Second Amendment, (b) to refinance certain existing Indebtedness, (c) to finance working capital, capital expenditures, Permitted Acquisitions and repayment of the Convertible Notes and (d) for other general corporate purposes, provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any specific provision in any Loan Document.

(m) Article VIII. The introductory paragraph in Article VIII of the Credit Agreement is hereby amended to read as follows:

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than in respect of unasserted indemnification and expense reimbursement obligations that survive the termination of this Agreement or obligations and liabilities under any Secured Swap Agreement or Secured Treasury Management Agreement, in each case, not yet due and payable), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly (provided that references herein to “Subsidiaries” shall exclude any Captive Insurance Subsidiary for all Sections under this Article VIII):

(n) Section 8.01.

(i) Section 8.01(b) of the Credit Agreement is hereby amended to read as follows:

(b) Liens existing on the Closing Date and listed on Schedule 8.01 and any renewals, replacements, refinancings or extensions thereof, provided that (i) such Liens do not apply to any other property of Borrower or such Subsidiary, (ii) the amount secured or benefited thereby is not increased (except by an amount not greater than accrued and unpaid interest with respect to such original obligations and any reasonable premiums, fees, costs and expenses incurred in connection with such extension, renewal or refinancing), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal, replacement, refinancing or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(ii) Section 8.01(i) of the Credit Agreement is hereby amended to read as follows:

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (provided that individual financings of property or equipment provided by one lender may be cross-collateralized to other financings of property or equipment provided by such lender), (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired, constructed or improved on the date of acquisition, construction or improvement plus any fees or expenses directly related thereto and (iii) such Liens attach to such property concurrently with or within ninety days after the acquisition thereof;

(iii) Section 8.01(l) of the Credit Agreement is hereby amended to read as follows:

(l) (i) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02 and (ii) to the extent constituting a Lien, in the case of any Joint Venture permitted under Section 8.02(s), any put and call arrangements related to its Equity Interests set forth in organizational documents or any related Joint Venture or similar agreement;

(iv) Section 8.01(r) of the Credit Agreement is hereby amended to read as follows:

(r) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary and any modifications, replacements, renewals or extensions thereof; provided, that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Liens do not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Liens secure only those obligations which they secure on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancings, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest with respect to such original obligations and any reasonable premiums, fees, costs and expenses incurred in connection with such extension, renewal or refinancing);

(v) Section 8.01 of the Credit Agreement is hereby amended by (A) deleting the “and” at the end of clause (w) thereof, (B) renumbering clause (x) thereof as clause (y) and (C) inserting a new clause (x) to read as follows:

(x) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

(vi) New Section 8.01(y) of the Credit Agreement is hereby amended to read as follows:

(y) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $3,000,000.

(o) Section 8.02.

(i) Section 8.02(b) of the Credit Agreement is hereby amended to read as follows:

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02 (and any modification, replacement, renewal or extension thereof to the extent not involving any new cash Investment);

(ii) Section 8.02(h) of the Credit Agreement is hereby amended to read as follows:

(h) loans and advances to employees, directors and officers of the Loan Parties and Subsidiaries (i) for travel, entertainment, relocation and analogous ordinary business purposes in an aggregate amount not to exceed $1,500,000 at any time outstanding and (ii) in connection with such Person’s purchase of Equity Interests of the Borrower, in an aggregate amount not to exceed $1,500,000 at any time outstanding, in each case determined without regard to any write-downs or write-offs of such advances;

(iii) Section 8.02(i) of the Credit Agreement is hereby amended to read as follows:

(i) Investments in (i) Swap Contracts permitted under Section 8.03(d) and (ii) any Permitted Bond Hedge Transaction.

(iv) Section 8.02 of the Credit Agreement is hereby amended by (A) deleting the “and” at the end of clause (q) thereof, (B) renumbering clause (r) thereof as clause (t) and (C) inserting a new clause (r) and a new clause (s) to read as follows:

(r) Investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or consolidates or merges with the Borrower or any of its Subsidiaries (including in connection with a Permitted Acquisition) and any modification, replacement, renewal or extension thereof to the extent not involving an additional cash Investment so long as such Investments were not made in contemplation of such Person becoming a Subsidiary of the Borrower or of such consolidation or merger;

(s) Investments (which may take the form of asset contributions) in Joint Ventures in an aggregate amount not exceeding $50,000,000 in any fiscal year; provided that, in addition, up to 50% of any unused amount for any fiscal year may be carried over to the next succeeding fiscal year, but not to any subsequent fiscal year, and the permitted amount for each fiscal year shall be used in total with or prior to any amount carried over from the previous fiscal year; and

(p) Section 8.03.

(i) Section 8.03(e) of the Credit Agreement is hereby amended to read as follows:

(e) Indebtedness incurred to finance the acquisition, lease or cost of design, construction, expansion, repair, refurbishment, renovation, installment or improvement of any fixed or capital assets (including obligations in respect of Capital Leases) hereafter incurred by the Borrower or any of its Subsidiaries; provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $15,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing (except by an amount not greater than accrued and unpaid interest with respect to such original obligations and any reasonable premiums, fees, costs and expenses incurred in connection with such refinancing);

(ii) Section 8.03(r) is hereby amended to read as follows:

(r) provided that no Default or Event of Default has occurred and is continuing at the time of incurrence, additional Indebtedness of any Loan Party in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; and

(iii) Section 8.03 of the Credit Agreement is hereby amended by (A) deleting the “and” at the end of clause (r) thereof, (B) renumbering clause (s) thereof as clause (v) and (C) inserting new clauses (s), (t) and (u) to read as follows:

(s) Indebtedness of the Borrower under any Convertible Indebtedness in an aggregate principal amount not to exceed $100,000,000;

(t) Preferred Stock of the Borrower (including the Series A Preferred and the Series A-1 Preferred Stock) in an aggregate liquidation amount not to exceed $100,000,000 (it being understood that such amount shall be increased to $185,000,000 if the Investor Note is refinanced with Preferred Stock within 300 days of the Matrix Closing Date);

(u) unsecured Indebtedness of the Borrower under the Investor Note; and

(iv) New Section 8.03(v) is hereby amended to read as follows:

(v) all Permitted Refinancing Indebtedness in respect of Indebtedness of the types referred to in clauses (b) through (h), clause (o), and clauses (s) through (u) above.

(q) Section 8.04. Section 8.04 of the Credit Agreement is hereby amended to read as follows:

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) any Loan Party may merge or consolidate with any other Loan Party, provided that, if such transaction involves the Borrower, the Borrower is the surviving entity, (b) any Subsidiary that is not a Loan Party may merge or consolidate with any Loan Party or with any other Wholly Owned Subsidiary that is not a Loan Party, provided that, if such transaction involves a Loan Party, the surviving Person shall be or become a Loan Party, (c) any Loan Party may merge with any Person that is not a Loan Party or Dispose of all or substantially all of its assets in connection with a Disposition permitted under

Section 8.05, (d) any Loan Party or any Subsidiary may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition provided that, if such transaction involves the Borrower or Guarantor, the Borrower or Guarantor, as applicable, shall be the continuing or surviving entity, (e) any Loan Party may Dispose of all or substantially all of its assets (upon dissolution, liquidation or winding up its affairs or otherwise in accordance with the terms hereof) to the Borrower or to another Loan Party, (f) any Subsidiary that is not a Loan Party may Dispose of all or substantially all its assets (upon dissolution, liquidation or winding up its affairs or otherwise in accordance with the terms hereof) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party, (g) so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it pursuant to a Permitted Acquisition and (h) other than with respect to Borrower, any Subsidiary of the Borrower may be liquidated, wound up or dissolved if Borrower determines in good faith that such liquidation, winding up or dissolution is in the best interest of Borrower and is not materially disadvantageous to the Lenders.

(r) Section 8.05. (i) Section 8.05(b) of the Credit Agreement is hereby amended to read as follows:

(b) other Dispositions so long as (i) no less than 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction, (ii) such transaction does not involve the Disposition of a minority equity interest in any Subsidiary other than to the Borrower or any other Subsidiary, or in the case of any such Disposition by a Loan Party, other than to another Loan Party, (iii) such transaction does not involve a Disposition of receivables other than receivables owned by or attributable to other property concurrently being Disposed of in a transaction otherwise permitted under this Section 8.05, and (iv) the aggregate net book value of all of the assets Disposed of by the Borrower and its Subsidiaries in all such transactions occurring during any fiscal year shall not exceed $35,000,000; provided that, in addition, unused amounts for any fiscal year may be carried over to the next succeeding fiscal year, but not to any subsequent fiscal year, and the permitted amount for each fiscal year shall be used in total with or prior to any amount carried over from the previous fiscal year.

(ii) Section 8.05 shall be amended to add the following paragraph at the end of such section:

For purposes of Section 8.05(b)(i), each of the following shall be deemed to be “cash”: (a) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet or notes thereto, of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation, assignment and assumption or indemnity agreement that releases the Borrower or such Subsidiary from or indemnifies against further liability with respect thereto; (b) any securities, notes or other obligations received (or to be received) by the Borrower or such Subsidiary from such transferee that are, within 180 days, converted by the Borrower or such Subsidiary into cash, to the extent of the cash received in that conversion; (c) to the extent permitted under this Agreement, consideration consisting of Indebtedness of the Borrower or such Subsidiary that is not subordinated Indebtedness; and (d) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Disposition, to the extent, in the case of both clauses (c) and (d), that the Borrower and each other Subsidiary are released from any payment obligations with respect to such Indebtedness or any Guarantee of payment of such Indebtedness in connection with such Disposition.

(s) Section 8.06.

(i) Section 8.06(c) of the Credit Agreement is hereby amended to read as follows:

(c) the Borrower and each Subsidiary may make Restricted Payments not exceeding $2,000,000 during any fiscal year pursuant to and in accordance with stock option plans, employment agreements, incentive plans or other benefit plans approved by the Borrower’s board of directors for management, directors, former directors, employees and former employees of the Borrower and its Subsidiaries; provided, that, in addition, unused amounts for any fiscal year may be carried over to the next succeeding fiscal year, but not to any subsequent year, and the permitted amount for each fiscal year shall be used in total with or prior to any amount carried over from the previous fiscal year;

(ii) Section 8.06(d) of the Credit Agreement is hereby amended to read as follows:

(d) the Borrower may redeem, repurchase or otherwise acquire its Equity Interests from (i) retired or terminated employees or officers or employees, officers or directors of the Borrower or its Subsidiaries pursuant to employment agreements entered into in the ordinary course of business or (ii) holders of restricted Equity Interests to the extent representing withholding tax obligations provided that purchases described in this clause (ii) shall not exceed $2,000,000 in any fiscal year; provided that, in addition, unused amounts for any fiscal year may be carried over to the next succeeding fiscal year, but not to any subsequent year, and the permitted amount for each fiscal year shall be used in total with or prior to any amount carried over from the previous fiscal year, in each case, provided no Default or Event of Default shall have occurred and remains outstanding on the date on which such payment occurs or would occur as a result thereof;

(iii) Section 8.06(e) of the Credit Agreement is hereby amended to read as follows:

(e) so long as (i) no Default or Event of Default shall have occurred and be continuing before or after giving effect thereto and (ii) the Borrower is in compliance with the financial covenants set forth in Section 8.11 (calculated on a Pro Forma Basis after giving effect thereto), the Borrower may make any additional Restricted Payments not otherwise permitted by this Section 8.06 in an aggregate amount not to exceed in any fiscal year the sum of (x) $20,000,000 (the “Annual RP Amount”) plus (y) 50% of the unused portion of the Annual RP Amount from the preceding fiscal year; provided, that Restricted Payments made pursuant to this Section 8.06(e) during any fiscal year shall be deemed made, first, in respect of the Annual RP Amount permitted for such fiscal year as provided above and, second in respect amounts carried over from the prior fiscal year pursuant to clause (y) above;

(iv) Section 8.06 of the Credit Agreement is hereby amended by (A) deleting the “and” at the end of clause (d) thereof and (B) inserting new clauses (f) through (k) to read as follows:

(f) cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for or by reference to Equity Interests of Borrower or any direct or indirect parent company of Borrower;

(h) in accordance with the Matrix Acquisition Agreement and/or escrow agreement contemplated by the Matrix Acquisition Agreement, the Borrower may, and may cause each Subsidiary to, (i) receive Equity Interests of the Borrower released from the related escrow account or directly from the holders of such Equity Interest, and (ii) make payments to the management, employees and former employees of the Borrower or any Subsidiary in the amounts provided under the CCHN Group Holdings, Inc. 2014 Cash Bonus Plan established in connection with the execution of the Matrix Acquisition Agreement;

(i) (i) any payments in connection with a Permitted Bond Hedge Transaction and (ii) the exercise, settlement, unwinding or termination of any related Permitted Warrant Transaction by (A) delivery of shares of common stock of the Borrower upon settlement thereof, (B) (I) set-off against the related Permitted Bond Hedge Transaction or (II) payment of an early termination amount thereof in common stock upon any early termination thereof or (C) a cash payment not to exceed the amount received upon any exercise, settlement, unwinding or termination of a related Permitted Bond Hedge Transaction;

(j) so long as no Default or Event of Default shall have occurred and be continuing before or after giving effect thereto, the Borrower may make regularly scheduled payments of interest in cash on Convertible Indebtedness; and

(k) the Borrower may pay cash dividends on the Series A Preferred in an amount not to exceed a rate of 5.5% per annum and PIK Dividends (as defined in the Series A Preferred Documents) in an amount not to exceed a rate of 8.5%; provided that the Borrower may pay cash dividends on the Series A Preferred (or any Series A-1 Preferred Stock that may be exchanged for, or converted from, outstanding Series A Preferred) in an amount not to exceed a rate of 10.5% per annum and PIK Dividends in an amount not to exceed a rate of 13.5% per annum with respect to Series A Preferred (or Series A-1 Preferred Stock) held by the Investor or its affiliates in the event shareholder approval of a “change of control” (under NASDAQ listing rules) in relation to the Investor is not obtained; provided, further, that no cash dividends shall be permitted to be paid under this Section 8.06(k) if a Default or Event of Default shall have occurred and be continuing before or after giving effect to such payment.

(t) Section 8.08. Section 8.08 of the Credit Agreement is hereby amended to read as follows:

Section 8.08 Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06, (d) payment of customary directors’ fees, reasonable out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers or other employees of the Borrower and its Subsidiaries, (e) transactions between or among the Borrower and its Subsidiaries or between or among Subsidiaries permitted hereunder, (f) issuances of Equity Interests to Affiliates and the registration rights and payments associated therewith permitted hereunder, (g) transactions contemplated by the Investor Note Documents, (h) transactions contemplated by the Series A Preferred Documents, (i) transactions contemplated under any other agreements governing or documenting Preferred Stock of the Borrower permitted under Section 8.03(t), (j) except as otherwise specifically limited in this Agreement, other transactions which are entered into on terms and conditions that are not less favorable to such Person as would be obtainable by it at the time in a comparable arms-length transaction with a Person other than an officer, director or Affiliate and (k) to the extent otherwise permitted hereunder, satisfaction and payment of the Earn Out Obligations described in the Ingeus Purchase Agreement, the UK Share Sale Agreement (as defined in the Ingeus Purchase Agreement) and any related transaction agreements.

(u) Section 8.09. Section 8.09 of the Credit Agreement is hereby amended to read as follows:

8.09 Burdensome Agreements.

(a) Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its property to any Loan Party or (v) act as a Loan Party pursuant to the Loan Documents (to the extent required by the Loan Documents) or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for (1) this Agreement and the other Loan Documents, (2) the Convertible Notes Documents, (3) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (4) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (5) customary restrictions and conditions contained in any agreement relating to the sale of any property not prohibited hereunder pending the consummation of such sale, (6) any Subordinated Indebtedness Documents, (7) any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower (and any amendments, modifications, extensions or renewals thereof), (8) customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting assignment thereof, (9) agreements governing Permitted Refinancing Indebtedness; provided that restrictions in such agreements are not materially more restrictive, taken as a whole, than those contained in the Indebtedness being refinanced, (10) the Convertible Indebtedness Notes Documents, (11) the Series A Preferred Documents, (12) any other agreements governing or documenting Preferred Stock of the Borrower permitted under Section 8.03(t) and (13) the Investor Note Documents.

(b) Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the grant or existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations (to the extent required by the Loan Documents), whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except, in each case, (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property not prohibited hereunder, pending the consummation of such sale, (iv) customary provisions in leases, licenses, sub-leases and sub-licenses and other contracts restricting assignment thereof, (v) the Convertible Notes Documents, (vi) any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower (and any amendments, modifications, extensions or renewals thereof), (vii) specific property to be sold pursuant to an executed agreement with respect to a permitted Disposition or other sale or disposition permitted by Section 8.05, (viii) agreements governing Permitted Refinancing Indebtedness; provided that restrictions in such agreements are not materially more restrictive, taken as a whole, than those contained in the Indebtedness being refinanced, (ix) the Convertible Indebtedness Notes Documents and (x) the Investor Note Documents.

(v) Section 8.11. Section 8.11 of the Credit Agreement is hereby amended to read as follows:

8.11 Financial Covenants.

(a) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Net Leverage Ratio
March 31, 2015	4.50 to 1.0
June 30, 2015	4.50 to 1.0
September 30, 2015	4.50 to 1.0
December 31, 2015	4.00 to 1.0
March 31, 2016	4.00 to 1.0
June 30, 2016	4.00 to 1.0
September 30, 2016	4.00 to 1.0
December 31, 2016	3.25 to 1.0
March 31, 2017	3.25 to 1.0
June 30, 2017	3.25 to 1.0
September 30, 2017	3.25 to 1.0
December 31, 2017 and each fiscal quarter thereafter	2.75 to 1.0

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.20 to 1.0.

(w) Section 8.12. Section 8.12 of the Credit Agreement is hereby amended to read as follows:

8.12 Prepayment of Other Indebtedness, etc.

(a) Repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents or as permitted in paragraphs (b) and (c) below); provided that so long as no Event of Default exists or would result therefrom, any Loan Party or any Subsidiary may prepay Indebtedness (other than Subordinated Indebtedness and the Investor Note) (i) with the proceeds of any Equity Issuance or (ii) if the Consolidated Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect to all such transactions, is less than 2.50 to 1.0.

(b) Repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Investor Note (other than the prepayment of the Investor Note in connection with the issuance by the Borrower of (i) common Equity Interests or (ii) Preferred Stock pursuant to the Series A Preferred Documents).

(c) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Indebtedness of any Loan Party or any Subsidiary other than:

(i) Permitted Refinancing Indebtedness permitted by Section 8.03;

(ii) intercompany Indebtedness permitted by Section 8.03(c) (other than intercompany Indebtedness owing from a Loan Party to a non-Loan Party); and

(iii) Indebtedness under the Investor Note with the issuance by the Borrower of (x) common Equity Interests or (y) Preferred Stock pursuant to the Series A Preferred Documents.

(d) Amend, modify or change any of the terms of the Convertible Notes, any Series A Preferred Documents, the Convertible Notes Indenture, the Investor Note, any Investor Note Documents, any agreements governing or documenting Preferred Stock of the Borrower permitted under Section 8.03(t), any Subordinated Indebtedness Documents or any Subordinated Indebtedness if such amendment, modification or change would add, modify or change any terms in a manner materially adverse to the interests of the Loan Parties or Lenders.

Notwithstanding the foregoing, it is understood that the prepayment of Indebtedness five (5) Business Days prior to the maturity date of such Indebtedness in connection with an otherwise permitted refinancing of such Indebtedness shall be permitted.

(x) Section 8.14. Section 8.14 of the Credit Agreement is hereby amended to read as follows:

8.14 Excluded Subsidiaries.

Permit at any time the aggregate revenues of all Excluded Subsidiaries (other than the Foreign Subsidiaries) for any fiscal quarter of the Loan Parties and their Subsidiaries to exceed 10% of the consolidated revenues of the Loan Parties and their Subsidiaries for such fiscal quarter.

(y) A new Section 8.17 is hereby added to the Credit Agreement to read as follows:

8.17 Anti-Corruption Laws. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would be in violation of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

(z) Section 9.01.

(i) Section 9.01(e) of the Credit Agreement is hereby amended to read as follows:

(e) Cross-Default. (i) Any Loan Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and such failure shall have continued after the applicable grace period, if any, or (B) fails (beyond the applicable cure period) to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (other than any event or condition (x) causing or permitting the holders of any Convertible Indebtedness, to be converted into or by reference to the common stock of the Borrower (and cash in lieu of fractional shares) or (y) requiring an offer to prepay or redeem any Convertible Indebtedness or requiring Convertible Indebtedness to be redeemed or prepaid to the extent such prepayment or redemption is permitted under this Agreement), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that this clause (e) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness as long as such Indebtedness is repaid at or prior to the time it becomes due as a result of such transaction; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(ii) Section 9.01(h) of the Credit Agreement is hereby amended to read as follows:

(h) Judgments. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and have not been stayed, or (B) there is a period of sixty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(iii) Section 9.01 of the Credit Agreement is hereby amended by (A) renumbering clause (m) thereof as clause (n) and (B) inserting a new clause (m) to read as follows:

(m) Cross-Default to Investor Note. (i) There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the Investor Note, (ii) any of the Obligations for any reason shall cease to be “Senior Debt” (or any comparable term) under, and as defined in, the Investor Note, or (iii) except in accordance with the terms thereof, the subordination provisions of the Investor Note shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the Investor Note; or

(aa) Section 10.10. Section 10.10 of the Credit Agreement is hereby amended by (A) deleting the “and” at the end of clause (c) thereof, (B) renumbering clause (d) thereof as clause (e) and (C) inserting a new clause (d) to read as follows:

(d) Any Guarantor shall be automatically released from its obligations under the Guaranty and this Agreement if such Person becomes an Excluded Subsidiary or an Immaterial Subsidiary as permitted hereunder; and

(bb) Section 11.02. Section 11.02(e) of the Credit Agreement is hereby amended to read as follows:

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party; provided that such indemnity shall not be available to such Person to the extent such losses, cost, expense or liability results from the gross negligence, willful misconduct or bad faith of such Person or any of its directors, officers or employees as determined by the final, non-appealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(cc) Section 11.04. Clause (i) of Section 11.04(a) of the Credit Agreement is hereby amended to read as follows:

(i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, MLPF&S, STRH and RBCCM (including the reasonable and documented fees, charges and disbursements of one counsel and, if applicable, one local counsel in each material jurisdiction for the Administrative Agent (and, in the case of an actual or potential conflict of interest, one additional counsel for each affected group of similarly situated persons in each applicable jurisdiction)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and, with respect to the Administrative Agent, the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),

(dd) Section 11.16. Section 11.16 of the Credit Agreement is hereby amended to read as follows:

11.16 Electronic Execution of Assignments and Certain Other Documents.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it; provided, further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

(ee) Section 11.18. Section 11.18 of the Credit Agreement is hereby amended to read as follows:

11.18 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, MLPF&S, STRH and RBCCM are

arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, MLPF&S, STRH and RBCCM, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, MLPF&S, STRH and RBCCM each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of its Affiliates and (ii) neither the Administrative Agent, MLPF&S, STRH nor RBCCM has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, MLPF&S, STRH and RBCCM and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, MLPF&S, STRH nor RBCCM has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases, any claims that it may have against the Administrative Agent, MLPF&S, STRH or RBCCM with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

(ff) A new Section 11.20 is hereby added to the Credit Agreement to read as follows:

11.20 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

(gg) Exhibit E is hereby replaced with the form of Exhibit E attached hereto.

(hh) A new Exhibit K is hereby added to the Credit Agreement in the form of Exhibit K attached hereto.

(ii) A new Exhibit L is hereby added to the Credit Agreement in the form of Exhibit L attached hereto.

(jj) A new Exhibit M is hereby added to the Credit Agreement in the form of Exhibit M attached hereto.

(kk) A new Exhibit N is hereby added to the Credit Agreement in the form of Exhibit N attached hereto.

(ll) Schedule 2.01 of the Credit Agreement is hereby amended to read as set forth in Schedule 2.01 attached hereto.

3. Conditions Precedent. (A) This Agreement (other than the amendments set forth in Section 2(B)) shall be effective (the date of such effectiveness, the “Second Amendment Effective Date”) upon (i) execution and delivery of counterparts hereof by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent and (ii) the Borrower having paid, or causing to be paid, to the Administrative Agent for the account of each Lender that consents to this Agreement by execution and delivery of counterparts hereof, an amendment consent fee of 0.125% of the aggregate principal amount of such Lender’s Revolving Commitment and Term Loans (as defined in the Credit Agreement before giving effect to this Agreement). As of the Second Amendment Effective Date, each Lender increasing its Commitment and each New Lender shall have executed and delivered counterparts of this Agreement; provided, that it is understood and agreed that the execution and delivery of counterparts of this Agreement by each Lender increasing its Commitment and each New Lender shall not be a condition precedent to effectiveness of the amendments contained in Section 2(A).

(B) The amendments contained in Section 2(B) hereof shall be effective upon (i) the conditions set forth in Section 3(A) being satisfied and (ii) the conditions set forth below being satisfied (or waived) (the date of such effectiveness, the “Matrix Closing Date”; provided, that the Matrix Closing Date shall not occur after February 11, 2015):

(a) Term A1 and A2 Notes. Receipt by the Administrative Agent of Term A1 Notes and Term A2 Notes executed by the Borrower in favor each Lender requesting a Term A1 Note or a Term A2 Note at least 1 Business Day prior to the Matrix Closing Date.

(b) Opinion of Counsel. Receipt by the Administrative Agent of a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Matrix Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) certifications that the Organization Documents of each Loan Party delivered on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Matrix Closing Date or, if such Organization Documents have changed, attaching copies thereof;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) good standing or similar certificates as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, is validly existing and in good standing in its state of organization or formation (to the extent the concept of good standing is applicable to such Loan Party under the laws of such jurisdiction), in each case dated as of a recent date before the Matrix Closing Date.

(d) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following:

(i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or as reasonably requested by the Administrative Agent, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

(ii) UCC financing statements in form appropriate for filing for each jurisdiction that the Administrative Agent deems reasonably necessary to perfect the Administrative Agent’s security interest in the Collateral described in the Security Agreement and in the Pledge Agreement that can be perfected by filing a UCC financing statement; and

(iii) all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank and undated stock powers or instruments of transfer attached thereto;

provided, that, it is understood that (i) other than with respect to any Collateral consisting of assets of the Borrower, Matrix or their respective Subsidiaries which are required to become Guarantors for which a security interest can be perfected by filing a Uniform Commercial Code financing statement (the “UCC Filing Collateral”) and Collateral consisting of stock certificates representing Equity Interests of the Borrower’s Domestic Subsidiaries after giving effect to the Matrix Acquisition and the transactions contemplated by the Amended Credit Agreement (in each case to the extent certificated) required to be delivered as Collateral pursuant to the Loan Documents (the “Possessory Collateral”), to the extent any Collateral of any of the Borrower, Matrix or any of their respective Subsidiaries that is a Borrower or a Guarantor cannot be delivered, or a security interest therein cannot be perfected, on the Matrix Closing Date after the Borrower using commercially reasonable efforts to do so and without undue burden or expense, the delivery of, or perfection of a security interest in, such Collateral shall not constitute a condition precedent to the availability of the Loans on the Matrix Closing Date, but such Collateral shall instead be required to be delivered, or a security interest therein perfected, after the Matrix Closing Date (and in any event, no later than ninety (90) days after the Matrix Closing Date (as extended by the Administrative Agent in its reasonable discretion) pursuant to arrangements to be mutually agreed by the parties hereto, (ii) with respect to perfection of security interests in the UCC Filing Collateral, the Borrower’s sole obligation on the Matrix Closing Date shall be to deliver, or cause to be delivered, necessary Uniform Commercial Code financing statements with respect to the Borrower, Matrix and their respective Subsidiaries that are required to become a Borrower or a Guarantor and (iii) with respect to perfection of security interests in the Possessory Collateral, the Borrower’s sole obligation on the Matrix Closing Date shall be to deliver to the Administrative Agent the Possessory Collateral together with undated powers executed in blank.

(e) Target Representations and Warranties. The representations and warranties made by or on behalf of Matrix and its Subsidiaries in the Matrix Acquisition Agreement as are material to the interests of the Lenders shall be true and correct in all material respects as of the Matrix Closing Date, but only to the extent that the Borrower or any of its Affiliates has the right to terminate its obligations under the Matrix Acquisition Agreement or to decline to consummate the Matrix Acquisition pursuant to the Matrix Acquisition Agreement (in each case in accordance with the terms of the Matrix Acquisition Agreement) as a result of a breach of such representations and warranties in the Matrix Acquisition Agreement.

(f) Specified Representations and Warranties. Each of the representations and warranties set forth in the following Sections of the Credit Agreement shall be true and correct in all material respects at the time of and after giving effect to the Credit Extensions on the Matrix Closing Date: Sections 6.01 (only with respect to subclauses (a) and (b)(ii) thereof and with respect to subclause (b)(ii) exclusive of requisite governmental licenses, authorizations, consents and approvals), 6.02 (exclusive of subclauses (b) and (d) thereof), 6.04, 6.07(b) (only with respect to Events of Default pursuant to Section 9.01(f) and (g)) 6.14, 6.18, 6.19 (subject to the proviso in Section 3(d) of this Agreement), 6.27 and 6.28.

(g) Matrix Acquisition. The Administrative Agent shall have received a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Matrix Acquisition Agreement as originally executed and delivered, together with any amendments or supplements thereto. The Matrix Acquisition Agreement shall not have been amended, waived or otherwise modified, and no consent thereunder shall have been given, in each case that is materially adverse to the Lenders, MLPF&S, STRH or RBCCM, unless consented to by MLPF&S, STRH or RBCCM (not to be unreasonably withheld, delayed or conditioned); provided, that (i) any increase in the purchase price shall not be deemed to be materially adverse to the Lenders or MLPF&S, STRH and RBCCM if it is solely funded by cash or Equity Interests of the Borrower (and not, for the avoidance of doubt, from the proceeds of Indebtedness), and (ii) any decrease in the purchase price of less than ten percent (10%) shall not be deemed materially adverse to the Lenders or MLPF&S, STRH and RBCCM provided that such reduction of the purchase price is allocated to a reduction in the amounts of the Term A2 Loan to be funded. The Matrix Acquisition shall have been, or concurrently with the Credit Extension pursuant to the Amended Credit Agreement shall be, consummated in accordance with the terms of the Matrix Acquisition Agreement.

(h) Target Material Adverse Effect. Except as provided in the disclosure schedules to the Matrix Acquisition Agreement, since December 31, 2013, no event or events shall have occurred which, individually or in the aggregate, constitutes a Target Material Adverse Effect. “Target Material Adverse Effect” means any event, circumstance, change, state of facts or development that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on, or material adverse change in, the business, financial condition or results of operations of the Acquired Companies (as defined in the Matrix Acquisition Agreement), taken as a whole; provided, however, that any such change or effect caused by or resulting from any of the following shall not be considered, and shall not be taken into account in determining the existence of, a “Target Material Adverse Effect”: (i) the announcement, pendency or consummation of the Contemplated Transactions (as defined in the Matrix Acquisition Agreement), or the execution or delivery of the Matrix Acquisition Agreement or the performance of obligations hereunder, including the impact of any of the foregoing on relationships with customers, suppliers or Service Providers (as defined in the Matrix Acquisition Agreement), (ii) conditions affecting the global economy or financial markets as a whole, or generally affecting the industries in which the Acquired Companies conduct their business, (iii) any change after the date hereof in any applicable Legal Requirements (as defined in the Matrix Acquisition Agreement) or in GAAP or any interpretation thereof, (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism, (v) earthquakes, hurricanes, floods or other natural disasters, (vi) the failure by the Acquired Companies to meet any revenue or earnings projections, forecasts or predictions, (vii) any action required by the Matrix Acquisition Agreement, or (viii) any action taken by, or with the consent of the Borrower or any of its Affiliates and MLPF&S, STRH and RBCCM with respect to the Contemplated Transactions or with respect to the Acquired Companies; provided, that (A) the matters described in clauses (ii), (iii), (iv), and (v) shall be included and taken into account in the term “Target Material Adverse Effect” to the extent any such matter has a materially disproportionate adverse impact on the business, financial condition or results of operations of the Acquired Companies, taken as a whole, relative to other participants in the industries in which they operate and (B) clause (vi) will not prevent a determination that any change or effect underlying any such failure to meet revenue or earnings projections, forecasts or predictions has resulted in a Target Material Adverse Effect, but only to the extent such underlying change or effect is not otherwise excluded from this definition of Target Material Adverse Effect.

(i) Investor Note. The Administrative Agent shall have received a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Investor Note Documents as originally executed and delivered, together with any amendments or supplements thereto.

(j) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate in the form of Exhibit A hereto.

(k) Existing Indebtedness. The Administrative Agent shall have received reasonably satisfactory evidence of repayment of all Indebtedness to be repaid on the Matrix Closing Date outstanding under the Credit Agreement dated as of October 29, 2013 by and among Community Care Health Network, Inc., as borrower, CCHN Holdings, Inc., the other loan parties thereto, the lenders party thereto, General Electric Capital Corporation, as administrative agent and collateral agent and others (the “Existing Credit Agreement”) and the discharge (or making of arrangements for discharge) of all Liens under the Existing Credit Agreement other than Permitted Liens.

(l) Loan Notice. The Administrative Agent shall have received a Loan Notice duly completed by a Responsible Officer of the Borrower; provided that any request for a Borrowing of Revolving Loans for purposes of consummating the Matrix Acquisition shall not be for an amount exceeding $32,000,000.

(m) KYC Information. At least five (5) Business Days prior to the Matrix Closing Date, the Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties, Matrix and their respective Subsidiaries that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as has been reasonably requested by the Administrative Agent or the Lenders at least ten (10) Business Days prior to the Matrix Closing Date.

(n) Fees. Payment by the Loan Parties to the Administrative Agent of (i) a fee for the account of the Term A2 Loan Lenders in an amount equal to 0.25% of the total amount of the Term A2 Loan funded by such Lender on the Matrix Closing Date and (ii) all fees owed by the Borrower to the Administrative Agent and/or MLFP&S to the extent invoiced by the Administrative Agent and/or MLPF&S.

(o) Legal Fees. Payment by the Loan Parties of the reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent, including without limitation, the reasonable and invoiced fees and expenses of Moore & Van Allen, PLLC.

4. New Lenders.

(a) On the Matrix Closing Date, each of Capital One, National Association, Citizens Bank, N.A., Royal Bank of Canada and GE Capital Bank (each, a “New Lender” and collectively, the “New Lenders”) hereby agrees to provide a Commitment in the amount set forth on Schedule 2.01 attached hereto and the initial Applicable Percentage of each New Lender shall be as set forth therein.

(b) Each New Lender (x) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Matrix Closing Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (vi) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (y) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) The Borrower agrees that, as of the Matrix Closing Date, each New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(d) The applicable address, facsimile number and electronic mail address of each New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in each New Lender’s Administrative Questionnaire delivered by each New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by each New Lender in a notice to the Administrative Agent.

(e) The Lenders’ Commitments and Loans under the Credit Agreement are hereby assigned and reallocated on the Matrix Closing Date among the Lenders, including each New Lender, without recourse, representation or warranty, such that each of the Lenders, including each New Lender, has a Commitment in the amount set forth on Schedule 2.01 and holds its Applicable Percentage of the outstanding Loans. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, all assignments and reallocations of Loans and Commitments pursuant to this Section 4 shall be deemed to be assignments made subject to and in compliance with Section 11.06 of the Credit Agreement (including, without limitation, the “Standard Terms and Conditions” applicable to Assignments and Assumptions).

(f) For the avoidance of doubt, it is hereby understood and agreed that unless and until the occurrence of the Matrix Closing Date, the New Lenders shall not become “Lenders” under the Credit Agreement.

5. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c) The Borrower and the Guarantors hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(iii) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those approvals, consents, exemptions, authorizations, or other actions, notices, or filings, that have already been obtained, taken, given or made and are in full force and effect, (B) filings and recordings necessary to perfect and continue the Liens on the Collateral created by the Collateral Documents and (C) recording of the transfer of registrations and applications for IP Rights upon foreclosure.

(d) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e) Solely for purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of the Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the obligations of the Borrower set forth in the Credit Agreement, as modified by this Agreement, as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(f) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) EACH PARTY HERETO AGREES AS SET FORTH IN SECTION 11.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	THE PROVIDENCE SERVICE CORPORATION,
a Delaware corporation

	By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	Chief Executive Officer

GUARANTORS:	AMERICANWORK, INC.
PROVADO TECHNOLOGIES, LLC

	By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	President

FAMILY PRESERVATION SERVICES OF FLORIDA, INC.

	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Secretary and Treasurer

HEALTH TRANS, INC.
RED TOP TRANSPORTATION, INC.
RIDE PLUS, LLC

	By:	/s/ Warren S. Rustand
	Name:	Warren S. Rustand
	Title:	Chairman

LOGISTICARE SOLUTIONS, LLC

	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Assistant Secretary and Treasurer

LOGISTICARE SOLUTIONS INDEPENDENT PRACTICE
ASSOCIATION, LLC

	By:	LogistiCare Solutions, LLC, as Sole Member

	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Assistant Secretary and Treasurer

THE PROVIDENCE SERVICE CORPORATION

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

A TO Z IN-HOME TUTORING LLC
ALPHACARE RESOURCES, INC.
CAMELOT CARE CENTERS, INC.
CHILDREN’S BEHAVIORAL HEALTH, INC.
CHOICES GROUP, INC.
DOCKSIDE SERVICES, INC.
DRAWBRIDGES COUNSELING SERVICES, LLC
FAMILY-BASED STRATEGIES, INC.
FAMILY PRESERVATION SERVICES, INC.
FAMILY PRESERVATION SERVICES OF NORTH CAROLINA, INC.
FAMILY PRESERVATION SERVICES OF WASHINGTON D.C., INC.
FAMILY PRESERVATION SERVICES OF WEST VIRGINIA, INC.
MAPLE STAR NEVADA
OASIS COMPREHENSIVE FOSTER CARE LLC
PROVIDENCE COMMUNITY CORRECTIONS, INC.
PROVIDENCE COMMUNITY SERVICES, INC.
PROVIDENCE COMMUNITY SERVICES, LLC
PROVIDENCE HUMAN SERVICES OF WASHINGTON, INC. (f/k/a MAPLE STAR WASHINGTON, INC.)
PROVIDENCE MANAGEMENT CORPORATION OF FLORIDA
PROVIDENCE OF ARIZONA, INC.
PROVIDENCE SERVICE CORPORATION OF ALABAMA
PROVIDENCE SERVICE CORPORATION OF DELAWARE
PROVIDENCE SERVICE CORPORATION OF MAINE
PROVIDENCE SERVICE CORPORATION OF OKLAHOMA
PROVIDENCE SERVICE CORPORATION OF TEXAS
RAYSTOWN DEVELOPMENTAL SERVICES, INC.
RIO GRANDE MANAGEMENT COMPANY, L.L.C.
THE REDCO GROUP, INC.
TRANSITIONAL FAMILY SERVICES, INC.
W.D. MANAGEMENT, L.L.C.

By:	/s/ Warren S. Rustand
Name:	Warren S. Rustand
Title:	Chief Executive Officer

PINNACLE ACQUISITIONS, LLC
PROVIDENCE OF IDAHO, LLC

By:	/s/ Warren S. Rustand
Name:	Warren S. Rustand
Title:	Manager

THE PROVIDENCE SERVICE CORPORATION

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ Perry B. Slzphenson
	Name:	Perry B. Slzphenson
	Title:	Senior Vice President

SUNTRUST BANK,
as a Lender

	By:	/s/ David M. Felty
	Name:	David M. Felty
	Title:	Director

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Steven F. Larsen
	Name:	Steven F. Larsen
	Title:	Vice President

BMO HARRIS BANK, N.A.,
as a Lender

	By:	/s/ A Brian Harbin
	Name:	Brian Harbin
	Title:	Director, Commercial Banking

MUFG UNION BANK, N.A.,
as a Lender

	By:	/s/ Y. Joanne Si
	Name:	Y. Joanne Si
	Title:	Vice President

THE PROVIDENCE SERVICE CORPORATION

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

BANK OF THE WEST,
as a Lender

By:	/s/ Alain Pelanne
Name:	Alain Pelanne
Title:	Vice President

BOKF, NA, D/B/A BANK OF ARIZONA, as a Lender

By:	/s/ Meg DelBrocco
Name:	Meg DelBrocco
Title:	Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ Ned Spitzer
Name:	Ned Spitzer
Title:	Managing Director

VIST BANK, as a Lender

By:	/s/ Gary M. Moyer
Name:	Gary M. Moyer
Title:	E.V.P.

BROWN BROTHERS HARRIMAN & CO., as a Lender

By:	/s/ Daniel G. Head, Jr.
Name:	Daniel G. Head, Jr.
Title:	Senior Vice President

WESTERN ALLIANCE BANK, as a Lender

By:	/s/ Victor J. Napolitano
Name:	Victor J. Napolitano
Title:	Senior Vice President

THE PROVIDENCE SERVICE CORPORATION

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

NEW LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Parminder Atwal
	Name:	Parminder Atwal
	Title:	Senior Vice President

CITIZENS BANK, N.A.,
as a Lender

	By:	/s/ Doug Cornett
	Name:	Doug Cornett
	Title:	Senior Vice President

ROYAL BANK OF CANADA,
as a Lender

	By:	/s/ Jeffery Thomas
	Name:	Jeffery Thomas
	Title:	Duly Authorized Signatory

GE CAPITAL BANK,
as a Lender

	By:	/s/ Dean Sas
	Name:	Dean Sas
	Title:	Authorized Signatory

THE PROVIDENCE SERVICE CORPORATION

SECOND AMENDMENT TO AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT AND CONSENT

Schedule 2.01

Commitment and Applicable Percentages

Lender	Revolving A Commitment	Applicable Percentage of Revolving A Commitment	Revolving B Commitment	Applicable Percentage of Revolving B Commitment	Term A1 Loan Commitment	Applicable Percentage of Term A1 Loan Commitment	Term A2 Loan Commitment	Applicable Percentage of Term A2 Loan Commitment
Bank of America, N.A.	$25,140,598.00	15.236726061%	$14,026,069.00	18.701425583%	$13,333,333.00	22.222221296%	$19,500,000.00	7.800000000%
SunTrust Bank	$25,140,598.00	15.236726061%	$14,026,069.00	18.701425583%	$13,333,333.00	22.222221296%	$19,500,000.00	7.800000000%
HSBC Bank USA, National Association	$23,203,125.00	14.062500000%	$10,546,875.00	14.062500188%	$0.00	0.000000000%	$35,000,000.00	14.000000000%
BMO Harris Bank, N.A.	$18,066,575.00	10.949439394%	$9,016,758.00	12.022344160%	$6,666,667.00	11.111111481%	$20,000,000.00	8.000000000%
MUFG Union Bank, N.A.	$11,822,161.00	7.164946061%	$6,011,172.00	8.014896107%	$4,666,667.00	7.777778204%	$21,000,000.00	8.400000000%
Capital One, National Association	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$35,000,000.00	14.000000000%
Citizens Bank, N.A.	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$30,000,000.00	12.000000000%
GE Capital Bank	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$30,000,000.00	12.000000000%
Bank of the West	$11,822,161.00	7.164946061%	$6,011,172.00	8.014896107%	$4,666,667.00	7.777778204%	$2,500,000.00	1.000000000%
BOKF, NA d/b/a Bank of Arizona	$12,488,828.00	7.568986667%	$6,011,172.00	8.014896107%	$4,000,000.00	6.666666556%	$2,500,000.00	1.000000000%
Regions Bank	$11,822,161.00	7.164946061%	$6,011,172.00	8.014896107%	$4,666,667.00	7.777778204%	$0	0.000000000%
Royal Bank of Canada	$0.00	0.000000000%	$0.00	0.000000000%	$0.00	0.000000000%	$22,500,000.00	9.000000000%
VIST Bank	$9,833,333.00	5.959595758%	$0.00	0.000000000%	$2,666,667.00	4.444444926%	$10,000,000.00	4.000000000%
Brown Brothers Harriman & Co.	$6,493,793.00	3.935632121%	$3,339,540.00	4.452720059%	$2,666,667.00	4.444444926%	$2,500,000.00	1.000000000%
Western Alliance Bank	$9,166,667.00	5.555555758%	$0.00	0.000000000%	$3,333,333.00	5.555554907%	$0	0.000000000%

TOTAL	$165,000,000.00	100.000000000%	$75,000,000.00	100.000000000%	$60,000,000.00	100.000000000%	$250,000,000.00	100.000000000%

Exhibit A

FORM OF SOLVENCY CERTIFICATE

[                    ]

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 3(B)(i) of that certain Second Amendment to Amended and Restated Credit and Guaranty Agreement and Consent dated as of [                    ], among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Second Amendment”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended and modified from time to time, the Credit Agreement”).

I, [                            ], the Chief Financial Officer of the Borrower (after giving effect to the consummation of the Matrix Acquisition and the Credit Extensions to be made under the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the Matrix Closing Date (collectively, the “Transactions”)), in that capacity only and not in my individual capacity, DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, after giving effect to the consummation of the Transactions:

1. The sum of the liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis.

2. The present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they become absolute and matured.

3. The capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as conducted on the date hereof.

4. The Borrower and its Subsidiaries, on a consolidated basis, have not, giving effect to the Transactions, incurred debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

5. The Borrower and its Subsidiaries, on a consolidated basis, are, giving effect to the Transactions, incurred debts or other liabilities, including current obligations, Solvent.

6. For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances known to the undersigned as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

7. In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 7.01 of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate. The undersigned is familiar with the financial performance and prospects of the Borrower and its Subsidiaries and hereby confirms that the Financial Statements were prepared in good faith and, to the best knowledge of the undersigned, fairly present, in all material respects, the Borrower’s and its Subsidiaries’ consolidated financial condition (including, with respect to the pro forma Financial Statements, the pro forma financial condition giving effect to the Transactions).

8. The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.

* * *

IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed on its behalf by its Chief Financial Officer this      day of                 , 2014.

THE PROVIDENCE SERVICE CORPORATION,
a Delaware corporation

By:
Name:
Title:	Chief Financial Officer

Exhibit E

FORM OF TERM A1 NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                              or registered assigns (the “Term A1 Loan Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term A1 Loan made by the Term A1 Loan Lender to the Borrower under that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term A1 Loan from the date of such Term A1 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term A1 Loan Lender in Dollars in immediately available funds at the applicable Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term A1 Note is one of the Term A1 Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term A1 Loans made by the Term A1 Loan Lenders shall be evidenced by one or more loan accounts or records maintained by the Term A1 Loan Lender and the Administrative Agent in the ordinary course of business. The Term A1 Loan Lender may also attach schedules to this Term A1 Note and endorse thereon the date, Type, amount, currency (if applicable) and maturity of the Term A1 Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term A1 Note.

THIS TERM A1 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Term A1 Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

THE PROVIDENCE SERVICE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit K

FORM OF NOTICE OF PREPAYMENT

DATE:                 ,

TO:	Bank of America, N.A., as [Administrative Agent][Swing Line Lender]

RE:	Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among The Providence Service Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement

The Borrower hereby notifies the [Administrative Agent][Swing Line Lender] that on                     , pursuant to the terms of Section 2.05 of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐	Optional prepayment of [Revolving A Loans][Revolving B Loans][Term A1 Loan][Term A2 Loan] in the following amount(s):

☐	Eurocurrency Rate Loans: $

In the following Applicable Currency:

Applicable Interest Period:

☐	Base Rate Loans: $

☐	Optional prepayment of Swing Line Loans in the following amount(s): $

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Signature page follows]

The Borrower has caused this Notice of Loan Prepayment to be duly executed and delivered as of the date first above written.

THE PROVIDENCE SERVICE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit L

FORM OF TERM A2 NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to                              or registered assigns (the “Term A2 Loan Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term A2 Loan made by the Term A2 Loan Lender to the Borrower under that certain Amended and Restated Credit and Guaranty Agreement dated as of August 2, 2013 (as amended, modified, supplemented and extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term A2 Loan from the date of such Term A2 Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term A2 Loan Lender in Dollars in immediately available funds at the applicable Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term A2 Note is one of the Term A2 Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term A2 Loans made by the Term A2 Loan Lenders shall be evidenced by one or more loan accounts or records maintained by the Term A2 Loan Lender and the Administrative Agent in the ordinary course of business. The Term A2 Loan Lender may also attach schedules to this Term A2 Note and endorse thereon the date, Type, amount, currency (if applicable) and maturity of the Term A2 Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term A2 Note.

THIS TERM A2 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Term A2 Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

THE PROVIDENCE SERVICE CORPORATION,
a Delaware corporation

By:
Name:
Title:

Exhibit M

FORM OF INVESTOR NOTE

Exhibit N

SERIES A PREFERRED TERM SHEET